Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated __________ 2017 by and among MUNDO MEDIA LTD. (“Mundo”), [____] (the “Representative”), as the representative of the interests of persons entitled to receive consideration as a result of the Amalgamation Agreement (defined below), __________ and _______, acting as the committee (the “Committee”) representing the interests of Harmony Merger Corp. (“Harmony”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Harmony, Harmony Merger Sub (Canada) Inc. (“Merger Sub”), a wholly-owned subsidiary of Harmony, Customer Acquisition Network (Canada) Inc. (the “Company”) and the former shareholders of the Company are parties to an Agreement and Plan of Reorganization dated as of January 7, 2017 (the “Amalgamation Agreement”) pursuant to which an amalgamation of Harmony, Merger Sub and the Company took place to form Mundo. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Amalgamation Agreement.

Pursuant to the Amalgamation Agreement, Mundo and Harmony are to be indemnified in certain respects by the former security holders of the Company. The parties desire to establish an escrow fund as the sole remedy for the indemnification obligations set forth in Article VII of the Amalgamation Agreement. The Representative has been designated pursuant to the Amalgamation Agreement to represent the former security holders of the Company and each Permitted Transferee (as hereinafter defined) of such security holders (the security holders and all such Permitted Transferees are hereinafter referred to collectively as the “Owners”), and to act on their behalf for purposes of this Agreement. The Committee has been designated pursuant to the Amalgamation Agreement to represent Harmony and to act on its behalf for purposes of this Agreement.

The parties agree as follows:

1.             (a)       Concurrently with the execution hereof, an aggregate of (i) ____ Mundo Shares (the “Escrow Shares”) and (ii) 2,794,118 Mundo Shares (the “Contingent Shares”) issued to the Shareholders at the Closing pursuant to the Amalgamation Agreement, which shall be allocated among the Shareholders in accordance with the allocation set forth on Schedule 1(a) attached hereto, together with five (5) share powers from each Shareholder separate from the share certificates executed in blank by each such Shareholder with signature medallion guaranteed (or in lieu of such share powers being medallion guaranteed, accompanied by an appropriate waiver form addressed to Escrow Agent), shall be delivered to the Escrow Agent to be held in escrow pursuant to the terms of this Agreement and Section 1.10 and Article VII of the Amalgamation Agreement. The Escrow Shares represented by the share certificates so delivered to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Fund shall represent the sole remedy of Mundo, Harmony and any Indemnified Party for Indemnification Claims (as hereinafter defined), and under no circumstances shall the Contingent Shares be subject to any Indemnification Claims from Mundo, Harmony or any Indemnified Party. The Escrow Agent shall maintain a separate account for each Owner’s portion of the Escrow Fund and for each Owner’s portion of the Contingent Shares.

(b)       The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Mundo. The Escrow Agent’s duties hereunder shall terminate upon its distribution of (i) all of the Contingent Shares in accordance with the terms of this Agreement and the Amalgamation Agreement and (ii) the entire Escrow Fund in accordance with this Agreement (the “Escrow Termination Date”).

(c)       Except as herein provided, the Owners shall retain all of their rights as shareholders of Mundo with respect to (i) the Contingent Shares and (ii) the Escrow Shares during the period the Contingent Shares and the Escrow Shares, respectively, are held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their Contingent Shares and their Escrow Shares.

(d)       During the Escrow Period, all dividends payable in cash with respect to either (i) the Contingent Shares or (ii) the Escrow Shares shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, each of the terms “Contingent Shares” and “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e)       During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares or the Contingent Shares except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (1) members of a holders’ “Immediate Family” (as hereinafter defined); (2) an entity in which (A) a holder and/or members of a holder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a holder and/or a member of such holder’s Immediate Family is a general partner and in which such holder and/or members of such holder’s Immediate Family beneficially own 100% of all capital accounts of such entity; (3) a revocable trust established by a holder during his lifetime for the benefit of such holder’s or for the exclusive benefit of all or any of such holder’s Immediate Family; and (4) any Affiliate. As used in this Agreement, the term “Immediate Family” means, with respect to any holder, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the holder). As used in this Agreement, “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity. In connection with and as a condition to each permitted transfer, the Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Upon receipt of such agreement, the Escrow Agent shall deliver to Mundo’s transfer agent the original share certificate out of which the assigned shares are to be transferred, and shall request that Mundo issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring holder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Mundo, the transferring holder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s Escrow Shares included in the Escrow Fund or such Owner’s Contingent Shares or grant a security interest in such Owner’s rights under this Agreement.

2.            (a)       Mundo, acting through the Committee, may make a claim for indemnification pursuant to the Amalgamation Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Representative, with a copy to the Escrow Agent, specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Amalgamation Agreement which it asserts has been breached or otherwise entitles Mundo to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance. The Committee also shall deliver to the Escrow Agent (with a copy to the Representative), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Indemnifying Party.

(b)       If the Representative shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Committee’s certification) by the Representative of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Amalgamation Agreement, the Representative and Committee shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Committee within such 30-day period, the Indemnification Claim shall be deemed to be contested in its entirety for the purposes of this Agreement.

(c)       If the Committee delivers a Counter Notice to the Representative and the Escrow Agent, the Representative and Committee shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Representative and Committee shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Representative and Committee shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with the provisions of Section 10.8 of the Amalgamation Agreement.

(d)       As used in this Agreement, “Established Claim” means any (i) Indemnification Claim resolved by mutual resolution pursuant to paragraph 2(c) above, resulting in an award to Mundo, or (ii) Indemnification Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction; provided that, subject to the terms of the Amalgamation Agreement, notwithstanding anything herein, no Indemnification Claim by Mundo shall become an Established Claim unless and until the aggregate amount of indemnification Losses exceeds $1,000,000 (the “Deductible”), in which event only the amount of such Established Claim(s) in excess of the Deductible shall be payable. The aggregate liability for Losses shall not in any event exceed the number of Escrow Shares included in the Escrow Fund.

(e)       (i)    Promptly after an Indemnification Claim becomes an Established Claim, the Representative and Committee shall jointly deliver a written notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Mundo, and the Escrow Agent promptly shall deliver to Mundo, an amount of Escrow Shares, subject to the provisions of Sections 2(e)(ii) and (iii) below, equal to (subject to the Deductible described in Section 2(d) above and Section 7.4(c) of the Amalgamation Agreement) the dollar amount of which shall equal the Loss (as defined in the Amalgamation Agreement) resulting from the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)   Payment of an Established Claim shall be made from Escrow Shares included in the Escrow Fund pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Mundo in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Mundo out of the Escrow Fund that number of Escrow Shares necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Representative and Committee concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Representative and Committee in accordance with the procedures specified in paragraph 2(c) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Mundo’s transfer agent one or more stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with share powers separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice, and receiving in return new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Escrow Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any Escrow Shares or otherwise. The Representative and Committee shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing sales price for the Mundo Shares for the ten trading days ending on the last trading day prior to the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Termination Date. If the Mundo Shares are not then listed or admitted to trading on any national securities exchange, the “Fair Market Value” means the average of the reported closing bid and asked prices of the Mundo Shares on such date on the principal over the counter market on which the Mundo Shares are traded, and if the Mundo Shares are not so traded, a market price per share determined in good faith by the Mundo Board of Directors.

(iii)  Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Owners shall have the right to substitute for the Escrow Shares included in the Escrow Fund that otherwise would be paid in satisfaction of such claim (the “Claim Shares”) cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Owners shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Mundo in lieu of the Claim Shares, and (z) cause the Claim Shares to be immediately delivered to the Owners.

(f)       The Representative shall also be entitled to make a claim (an “Adjustment Claim”) in the event that, after a dispute, the Mundo Calculation is determined by the Accounting Arbiter to be correct pursuant to Section 1.13 of the Amalgamation Agreement by giving notice (the “Representative Notice”) to the Escrow Agent specifying that the Accounting Arbiter made such determination. In such event, the Escrow Agent shall distribute and deliver to the Owners certificates representing the Escrow Shares then in such Owner’s account in the Escrow Fund equal to the number specified in the Representative Notice, which number shall equal the aggregate fees, costs and expenses incurred in connection with the determination of the Net Income Calculation provided for in Section 1.13(e) of the Amalgamation Agreement divided by $10.20.

3.            (a)       Upon determination of the Net Income Calculation after the end of each of Mundo’s fiscal years ended December 31, 2017 and 2018, respectively, as determined pursuant to the Amalgamation Agreement, the Committee and Mundo shall jointly deliver a written notice to the Escrow Agent (a “Joint Contingent Notice”) directing the Escrow Agent to pay to either the Owners or Mundo, as applicable and the Escrow Agent promptly shall deliver to such party, an amount of Contingent Shares as set forth in the Joint Contingent Notice.

(b)       Notwithstanding anything set forth above, upon the closing of a liquidation, merger, stock exchange or other similar transaction or series of transactions which requires the approval of the shareholders of Mundo and at a valuation of Mundo or its assets that is equivalent to a per share purchase price in excess of $10.20 per share, all of the Contingent Shares shall become fully earned and due to the Owners and the Escrow Agent promptly shall deliver to each Owner certificates representing their pro rata share of all of the Contingent Shares held by the Escrow Agent at that time.

4.             (a)       On the first Business Day after the Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing the Escrow Shares then in such Owner’s account in the Escrow Fund equal to the original number of shares placed in such Owner’s account less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of any Adjustment Claim made prior to that date, (ii) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (iii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Mundo, would result in a payment to Mundo, the Escrow Agent shall retain in the Pending Claims Reserve that number of Escrow Shares from the Escrow Fund having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Representative and Committee shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of Escrow Shares to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Representative and Committee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Mundo the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(e) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved without resulting in an Established Claim against Mundo, the Representative and Committee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)       Upon the closing of a liquidation, merger, stock exchange or other similar transaction or series of transactions which requires the approval of the shareholders of Mundo, the Escrow Agent shall distribute and deliver to each Owner certificates representing the Escrow Shares then in such Owner’s account in the Escrow Fund equal to the original number of shares placed in such Owner’s account less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of any Adjustment Claim made prior to that date, (ii) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (iii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in Section 4(a) above.

(c)      As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Escrow Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

5.           The Escrow Agent, the Representative and Committee shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Mundo and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

6.            (a)        The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)       The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)       The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Mundo pursuant to the terms of this Agreement or, if such notice is disputed by the Representative or the Committee, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Mundo the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)       The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 6(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)       The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Representative and Stockholder Nominee. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in this Section 6(e).

(f)       The Committee, on the one hand, and Mundo, on the other hand, severally but not jointly, shall indemnify and hold the Escrow Agent harmless from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. In no event shall either the Committee or Mundo have any liability or obligation with respect to the acts or omissions of Mundo or the Committee, as applicable. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)       Concurrently with the date hereof, Mundo shall pay the fees of the Escrow Agent set forth on the fee schedule attached hereto as Exhibit A for the services to be rendered by the Escrow Agent pursuant to this Agreement.

(h)       From time to time on and after the date hereof, the Representative and Stockholder Nominee shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)        Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

7.            This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Amalgamation Agreement.

8.            This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Committee, the Representative and the Escrow Agent.

9.            All disputes arising under this Agreement between the Committee and the Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be resolved in the same manner as disputes under the Amalgamation Agreement are to be resolved pursuant to Section 10.8 thereof.

10.          All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.       If to the Committee, to it at:

[_______________]

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.      If to the Representative, to it at:

[__________________]

with a copies to:

Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, ON M5J 2S1, Canada
Attention: Richard Raymer, Esq.
Telephone: 416-367-7370
Telecopy: [___]
E-mail: raymer.richard@dorsey.com

Gowling WLG (Canada) LLP
1 First Canadian Place
100 King St. W #1600
Toronto, ON M5X 1G5, Canada
Attention: Peter Simeon
Telephone: 416-862-4448
Telecopy: 416-862-7661
E-mail: peter.simeon@gowlingwlg.com

C.    If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10.          (a)       If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted for resolution pursuant to Section 9 of this Agreement.

(b)       All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Mundo.

(c)       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

MUNDO MEDIA LTD.

By:
Name:
Title:

REPRESENTATIVE

[___]

By:
Name:
Title:

COMMITTEE

ESCROW AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Escrow Agreement]

Schedule 1(a)

SHARES ALLOCATION

Name	Address	No. of Escrow Shares	No. of Contingent Shares

Total